UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): November 7, 2018

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Blvd., West Suite B Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on October 11, 2018, Alliqua BioMedical, Inc. (the “Company”), Embark Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Alliqua (“Merger Sub”), and Adynxx, Inc., a privately-held Delaware corporation (“Adynxx”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Adynxx, with Adynxx becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The Merger Agreement is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2018.

On November 7, 2018, the Company, Merger Sub and Adynxx entered into Amendment No. 1 (“Amendment No. 1”) to the Merger Agreement. Amendment No. 1 amends the exchange ratio formula by correcting a typographical error in the definition of “Total Outstanding Shares.” Amendment No. 1 does not affect the percentages of the combined company that Alliqua’s stockholders and Adynxx’s stockholders will own immediately following the effective time of the Merger, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2018. Other than as expressly modified by Amendment No. 1, the Merger Agreement remains in full force and effect as originally executed on October 11, 2018.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference. For a detailed discussion of the Merger and the terms of the Merger Agreement, see the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2018.

Item 8.01 Other Events.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a proxy statement for its stockholders containing the information with respect to the Merger and the Merger Agreement specified in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Alliqua BioMedical, Inc., 2150 Cabot Boulevard West, Suite B, Langhorne, Pennsylvania 19047. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Participants in the Solicitation

The Company and its directors and executive officers and Adynxx and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the proxy statement for the Company’s 2018 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov and from the Company at the address described above.

Legal Notice Regarding Forward-Looking Statements

Certain statements and information in this communication may be deemed to be forward-looking statements. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, the Merger not being timely completed, if completed at all; prior to the completion of the Merger, the Company’s or Adynxx’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the Merger, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K filed with the SEC, and its most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated October 11, 2018, by and among Alliqua BioMedical, Inc., Adynxx, Inc. and Embark Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 12, 2018).

2.2	Amendment No. 1, dated November 7, 2018, to the Agreement and Plan of Merger and Reorganization, dated October 11, 2018, by and among Alliqua BioMedical, Inc., Adynxx, Inc. and Embark Merger Sub Inc.

*The schedules and exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: November 13, 2018	By:	/s/ Joseph Warusz
Name: Joseph Warusz
Title: Chief Financial Officer